Exhibit 10.24
FOURTH AMENDMENT TO LEASE AGREEMENT

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (this “Fourth Amendment”) is entered into effective April 30 , 2016, by and between Greenhouse Office Investors I, LLC (“Landlord”), and AECOM (“Tenant”).
WITNESSETH
WHEREAS, pursuant to that certain Office Lease dated as of May 23, 2013, as amended by First Amendment thereto dated September 13, 2013, by Second Amendment thereto dated November 26, 2013 and by Third Amendment thereto dated November 24, 2014 (together the "Lease"), Landlord leased to URS Corporation ("Prior Tenant”) approximately 135,727 Rentable Square Feet ("RSF”) in the building located at 19219 Katy Freeway, Harris County, Texas (the "Building"), of which approximately 126,467 RSF is located on Floors 3, 4 and 5 of the Building and approximately 9,260 RSF is located on the first Floor of the Building, all as is more fully described in the Lease (the "Premises"); and
WHEREAS, Tenant has succeeded to the interests of Prior Tenant under the Lease; and
WHEREAS, Tenant has requested that additional space containing approximately 5,195 RSF located on the 1st floor of the Building shown on Exhibit A-1 (page A-1-v) (the "File Storage Premises") be added to the Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the terms and conditions hereinafter set forth; and
NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows, effective as of the date first set forth above:
1.Modification of Basic Lease Information.
(a)    The first paragraph of Section 1.C of the Lease (Premises) is hereby amended to read in full as follows:
"Premises": The Original Premises, the First Additional Premises and the File Storage Premises. The "Original Premises" consists of all of the rentable area on floors 3, 4, and 5 of the Building, as shown on Exhibit A-1 (pages A-1-ii, A-1-iii and A-1-iv) to this Lease and a 3,255 RSF portion of the 9,260 RSF area on the 1st floor of the Building shown on Exhibit A-1 (page A-1-i) to this Lease; the "First Additional Premises" consists of a 6,005 RSF portion of the 9,260 RSF area on the 1st floor of the Building shown on Exhibit A-1 (page A-1-i) to this Lease; and the "File Storage Premises" consists of 5,195 RSF on the 1st floor of the Building shown on Exhibit A-1 (page A-1-v) to this Lease. The "Rentable Square Footage of the Premises" is approximately 140,922 RSF, comprised of approximately 129,722 RSF in the Original Premises (consisting of approximately 126,467 RSF on Floors 3, 4 and 5 and approximately 3,255 RSF on the first Floor of the Building), approximately 6,005 RSF in the First Additional Premises and approximately 5,195 RSF in the File Storage Premises. If the

Premises include, now or hereafter, one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) (but not partial floors) shall be considered part of the Premises. Common Area corridors and restroom facilities located on partial floors leased by Tenant shall not be included in the Premises, though they shall be available for use by Tenant in accordance with this Lease.

(b)	Section 1.D of the Lease (Base Rent) is hereby amended to read in full as follows:

D.1.	"Base Rent”:

Initial Term Period (beginning on the Commencement Date)	Annual Rate Per Rentable Square Foot	Monthly Base Rent (subject to adjustment if the RSF of the Premises changes)

Original Premises:

Months 1-6:	$0.00	$0.00
Months 7-18:	$19.00	$205,393.17
Months 19-30:	$19.38	$209,501.03
Months 31-42:	$19.77	$213,717.00
Months 43-54:	$20.16	$217,932.96
Months 55-66:	$20.57	$222,365.13
Months 67-78:	$20.98	$226,797.30
Months 79-90:	$21.40	$231,337.57
Months 91-102:	$21.83	$235,985.94
Months 103-114:	$22.26	$240,634.31
Months 115-126:	$22.71	$245,498.89

First Additional Premises:

Months 1-12:	$0.00	$0.00
Months 13-24:	$23.00	$11,509.58
Months 25-36:	$23.46	$11,739.78
Months 37-48:	$23.93	$11,974.97
Months 49-60:	$24.41	$12,215.17
Months 61-72:	$24.90	$12,460.38
Months 73-84:	$25.40	$12,710.58
Months 85-96:	$25.90	$12,960.79
Months 97-108:	$26.42	$13,221.01
Months 109-120:	$26.95	$13,486.23
Months 121-126:	$27.49	$13,756.45

File Storage Premises:

Months 1-12:	$21.50	$9,307.71
Months 13-24:	$22.00	$9,524.17
Months 25-36:	$22.50	$9,740.63

Base Rent for the Original Premises for any partial month between the Commencement Date and the first day of the first full calendar month after the Commencement Date shall be at the same rate applicable for Month 7 of the Term; however, pro-rated based on the number of days in the partial month.
Base Rent for the First Additional Premises for any partial month between the Commencement Date and the first day of the first full calendar month after the Commencement Date shall be at the same rate applicable for Month 13 of the Term; however, pro-rated based on the number of days in the partial month.
Base Rent for the File Storage Premises for any partial month between the Commencement Date and the first day of the first full calendar month after the Commencement Date shall be at the same rate applicable for Month 13 of the Term; however, pro-rated based on the number of days in the partial month.
(c)    Section 1.D of the Lease (Tenant's Pro Rata Share) is hereby amended to read in full    as follows:
D.2.    "Tenant's Pro Rata Share": The percentage equal to the total RSF of the Premises divided by the total RSF of the Building, which is 69.34%.
2.Operating Expenses. Notwithstanding the foregoing increase in Tenant's Pro Rata Share, the parties agree that as long as Tenant uses the File Storage Premises solely for storage (and does not occupy or operate for business in the File Storage Premises) then Operating Expenses with respect to the File Storage Premises only shall exclude costs for janitorial and cleaning services. Notwithstanding the foregoing, Landlord hereby acknowledges and agrees that the use and occupancy by 1 or 2 employees of Tenant of the File Storage Premises to deal with Tenant's files located in the File Storage Premises shall not be deemed to constitute occupancy or operation for business for purposes of this Section 2.
3.Modification of Exhibits. The exhibits attached to the Lease are hereby modified by adding Exhibit A-1 (page A-1-v) (showing the File Storage Premises) to Exhibit A-1 (pages A-1-i, A l-ii, A-1-iii and A-1-iv).
5.Special Provisions with respect to the File Storage Premises. Tenant's lease of the File Storage Premises is subject to all the terms and conditions of the Lease as are applicable to the Premises, as modified herein, except that (i) Tenant shall not be entitled to receive any Improvement Allowance or any other allowance or financial inducement with respect to the File Storage Premises; (ii) the "Commencement Date" with respect to the File Storage Premises shall mean the date that on which the File Storage Premises Work (defined below) is Substantially Complete; (iii) Tenant will begin paying Rent for the File Storage Premises on the Commencement Date with respect to the File Storage Premises; (iv) the Initial Term with respect to the File Storage Premises shall mean the period commencing on the Commencement Date of the File Storage Premises and expiring on the Expiration Date which is the last day of the 36th full calendar month after the Commencement Date of the File Storage Premises; (v) Landlord shall make available to Tenant a total of 4.0 parking permits in the Building Garage per 1,000 RSF of the File Storage Premises in accordance with the Parking Agreement attached as Exhibit E to the Lease; and (v) Tenant shall have right to extend the Term with respect to the File Storage Premises in accordance with Section 31 of the Lease provided that (a) the Renewal Notice as same relates to the File Storage Premises shall be given to Landlord no sooner than 12 months and no later than 9 months prior to the then-applicable Expiration Date and (b) the Renewal Term with respect to the File Storage Premises shall consist of a total of 2 successive renewal terms of 3 years each.
6.File Storage Premises Work. Landlord shall, at its sole cost and expense, perform the following turnkey work in the File Storage Premises (all as more fully set forth on the space plan attached hereto as Exhibit B and made a part hereof): (i) demise the File Storage Premises, (ii) paint the interior walls, (iii) install VCT flooring under File Storage and building standard carpet designated in a location by Tenant, (iv) install Building Standard lights, grids and ceiling tiles, and (v) install two (2) power poles in the areas noted with a "PP" as shown on Exhibit B (collectively the "File Storage Premises Work"). Subject only to the completion of the File Storage Premises Work, Tenant will accept the File Storage Premises "AS IS", without any agreements, representations, understandings or obligations on the part of Landlord with regard to same.

7.	Miscellaneous.
(a)    Conflicts: Ratification. In the event of any conflict between the terms of this Fourth Amendment and the terms of the Lease, the terms of this Fourth Amendment shall control. The Lease, as amended by this Fourth Amendment, is hereby ratified and affirmed.
(b)    Counterparts. This Fourth Amendment may be executed in multiple counterparts, and each counterpart when fully executed and delivered shall constitute an original instrument, and all such multiple counterparts shall constitute but one and the same instrument. Emailed and/or faxed counterparts and/or signatures are acceptable.
(c)    Entire Agreement. The Lease, as amended by this Fourth Amendment sets forth all covenants, agreements and understandings between Landlord and Tenant with respect to the subject matter hereof.
(d)    Capitalized Terms. Capitalized terms not defined herein shall have the respective definitions provided in the Lease.
(e)    Brokers. Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Fourth Amendment other than Matt Dickson of CBRE. ("Tenant's Broker"), to whom Landlord has agreed to pay a commission pursuant to a separate written agreement between Landlord and such broker. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers other than Tenant's Broker claiming to have represented Tenant in connection with this Fourth Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Amendment other than Stream Realty Partners ("Landlord's Broker"), to whom Landlord has agreed to pay a commission pursuant to a separate written agreement between Landlord and such broker. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Fourth Amendment.

Executed as of the date first set forth above.
LANDLORD:

GREENHOUSE OFFICE INVESTORS I, LLC
a Delaware limited liability company

By: /s/ Preston Young
Name: Preston Young
Title: Authorized Signatory

TENANT:

AECOM

By: /s/ Timothy P. Anderson
Name: Timothy P. Anderson
Title: Vice President, Finance

EXHIBIT A-1

Greenhouse Office Park 16210 Katy Freeway Houston, Texas **AREA CALCULATION 5,195 RSF Floor 1**

ZIEGLER COOPER COMPUTERIZED ARCHITECTURAL DOCUMENTATION DATE: [illegible] JOB # [illegible]

A-1-i

EXHIBIT B

SPACE PLAN

KEY PLAN

WOMENS
MECHANICAL
ELEC & TELECOM
STAIR C

FLOOR PLAN - 1/8" = 1'-0"

AECOM FILING SUITE

GREENHOUSE - LEVEL 1 - APRIL 21, 2016

© [illegible] COOPER ARCHITECTS 2016 ALL RIGHTS RESERVED. [illegible] COOPER AND [illegible] OWNS THE OVERALL CONCEPTUAL DESIGN PRESENTED AND DEVELOPED FOR THE PROJECT AND THE INALIENABLE EXCLUSIVE RIGHTS OF COPYRIGHT HEREIN

B-1